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                                                                  Exhibit (a)(2)

                    AMENDED AND RESTATED CERTIFICATE OF TRUST

                                       OF

                                CCM PARTNER FUNDS

                This Amended and Restated Certificate of Trust is being duly executed as of July 13, 2001 for the purpose of amending the Certificate of Trust of CCM Partner Funds, (the "Trust"), originally filed with the Delaware Secretary of State on December 27, 2000 under the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"), pursuant to Section 3810 of the Delaware Act.

                The undersigned does hereby certify as follows:

                1. NAME. The name of the business trust is CCM Advisors Funds.

                2. REGISTERED AGENT. The business address of the registered office of the Trust in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

                3. EFFECTIVE DATE. This Amended and Restated Certificate of Trust shall be effective upon the date and time of filing.

                4. REGISTERED INVESTMENT COMPANY. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

                5. SERIES TRUST. Notice is hereby given that pursuant to Section 3804 of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

                IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this Amended and Restated Certificate of Trust as of the date first above written.

                                                 /s/ Douglas D. Peabody
                                           -------------------------------------
                                           Name: Douglas D. Peabody
                                           as Trustee and not individually